Q4 and FY 2015 Performance Summary FEBRUARY 2016 Exhibit 99.2

Cautionary Statement Regarding Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements may include, but are not limited to, statements concerning our financial outlook and guidance, including our 2016 forecasted revenues, Adjusted EBITDA and other consolidated and segment financial performance guidance, our real estate monetization strategy, exploration of strategic and financial alternatives and other corporate initiatives, the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2016. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from projected or historical results or those anticipated or predicted by these forward-looking statements: competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand and audience shares; changes in the overall market for television advertising, including through regulatory and judicial rulings; our ability to protect our intellectual property and other proprietary rights; availability and cost of broadcast rights; our ability to adapt to technological changes; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss or modification of our network affiliation agreements; our ability to renegotiate retransmission consent or carriage fee agreements; our ability to monetize our real estate assets; the incurrence of additional tax-related liabilities related to historical income tax returns; our ability to expand our operations internationally; the incurrence of costs to address contamination issues at sites owned, operated or used by our business; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming the First Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; the financial performance of our equity method investments; the impairment of our existing goodwill and other intangible assets; compliance with both US and foreign government regulations applicable to our industry; our ability to protect our information systems; compliance with laws related to our international operations, including anti-bribery, anti-money laundering, export controls and other laws; changes in accounting standards; our ability to pay cash dividends on our common stock; increased interest rate risk due to our variable rate indebtedness; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; a downgrade or withdrawal of ratings assigned to us or our indebtedness; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms and other events beyond our control that may result in unexpected adverse operating results. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. Any forward-looking information presented herein is made only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures This presentation includes a discussion of Adjusted EBITDA and Adjusted EPS for the Company and Adjusted EBITDA for our operating segments (Television and Entertainment, Digital and Data, and Corporate and Other) and presents Broadcast Cash Flow for our Television and Entertainment segment. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow are financial measures that are not recognized under accounting principles generally accepted in the U.S. (“GAAP”). Adjusted EPS is calculated based on net income (loss) before income (loss) from discontinued operations, net of taxes, investment transactions, loss on extinguishment of debt, certain adjustments to income on equity investments, net, certain special items (including severance), non-operating items, gain (loss) on sales of real estate, goodwill and other intangible asset and program impairments and other non-cash charges and reorganization items per common share. Adjusted EBITDA for the Company is defined as net income (loss) before income (loss) from discontinued operations, net of taxes, income taxes, investment transactions, loss on extinguishment of debt, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-operating items, gain (loss) on sales of real estate, goodwill and other intangible asset and program impairments and other non-cash charges and reorganization items. Adjusted EBITDA for the Company’s operating segments is calculated as segment operating profit plus depreciation, amortization, pension expense (credit), stock-based compensation, goodwill and other intangible asset and program impairments and other non-cash charges and certain special items (including severance). Broadcast Cash Flow for the Television and Entertainment segment is calculated as Television and Entertainment Adjusted EBITDA plus broadcast rights- amortization expense less broadcast rights- cash payments. We believe that Adjusted EBITDA and Broadcast Cash Flow are measures commonly used by investors to evaluate our performance with that of our competitors. We also present Adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations. We further believe that the disclosure of Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow is useful to investors as these non-GAAP measures are used, among other measures, by our management to evaluate our performance. By disclosing Adjusting EPS, Adjusted EBITDA and Broadcast Cash Flow, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow should not be considered as an alternative to net income, operating profit, revenues, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. The tables at the end of this presentation include reconciliations of consolidated Adjusted EPS and Adjusted EBITDA and segment Adjusted EBITDA and Broadcast Cash Flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. No reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2016 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Tribune Media A diverse combination of media assets that meaningfully touch millions of people every day, including compelling content in news and entertainment, significant broadcast distribution, an emerging cable network, and a cutting-edge digital and data business. Broadcast: 42 owned or operated broadcast television stations in major markets across the country. WGN America: A national, general entertainment cable network airing high quality original content, whose reach is approaching 80 million households. Digital and Data: Growing global metadata business, powering some of the biggest media brands in the world. Real Estate and Investments: 78 real estate properties and equity investments in a variety of media, online and other properties.

Enhancing Shareholder Value The Company has engaged financial advisors and initiated a process to explore a full range of strategic and financial alternatives. The Company is continuing its previously announced monetization of its real estate portfolio. The Board of Directors authorized a new $400 million stock repurchase program. The Company announced today its intention to pay a quarterly dividend of $0.25 per share on March 24, 2016 to stockholders and warrant holders of record at the close of business on March 10, 2016.

Q4 and FY 2015 Financial Highlights As compared to the three and twelve months ended December 28, 2014 Consolidated operating revenues increased 3% for the full year, despite 2015 being an off-cycle political year. Excluding the impact of political advertising and Super Bowl advertising revenue, consolidated operating revenues increased 8% for the full year. Consolidated operating revenues decreased 1% in the fourth quarter due to 2015 being an off-cycle political year. Excluding the impact of political advertising, consolidated operating revenues increased 8% in the fourth quarter. Retransmission consent revenue increased 27% in the fourth quarter and 24% for the full year. Carriage fee revenue increased 58% in the fourth quarter and 49% for the full year.

Consolidated Financial Results

(USD thousands)

	Three months ended: December 31, 2015	Three months ended: December 28, 2014	Variance $	Variance %	Year Ended: December 31, 2015	Year Ended: December 28, 2014	Variance $	Variance %
Operating Revenues	$ 547,605	$ 553,420	*(5,815)*	*(1)%*	$ 2,010,460	$ 1,949,359	*61,101*	*3 %*
Operating Expenses (1)								
Before impairment of goodwill and other intangible assets	544,821	389,976	*154,845*	*40 %*	1,888,149	1,648,177	*239,972*	*15 %*
Impairment of goodwill and other intangible assets	385,000	—	*385,000*	*	385,000	—	*385,000*	*
After impairment of goodwill and other intangible assets	929,821	389,976	*539,845*	*	2,273,149	1,648,177	*624,972*	*38 %*
Operating Profit (Loss)								
Before impairment of goodwill and other intangible assets	2,784	163,444	*(160,660)*	*(98)%*	122,311	301,182	*(178,871)*	*(59)%*
Impairment of goodwill and other intangible assets	(385,000)	—	*(385,000)*	*	(385,000)	—	*(385,000)*	*
After impairment of goodwill and other intangible assets	(382,216)	163,444	*(545,660)*	*	(262,689)	301,182	*(563,871)*	*
Adjusted EBITDA (2)	$ 157,968	$ 211,005	*(53,037)*	*(25)%*	$ 491,399	$ 607,783	*(116,384)*	*(19)%*
Adjusted EBITDA Margin	*29%*	*38%*			*24%*	*31%*		

* Represents positive or negative change equal to, or in excess of 100%

(1) Fourth quarter and full year 2015 operating expenses include a broadcast rights impairment charge of $74 million related to the write down of Persons of Interest and Elementary

(2) See slide 21 for reconciliation of Adjusted EBITDA to Net (Loss) Income

Tribune Media

7

Consolidated Financial Results 2015 Non-Cash Charges Certain non-cash charges impacted fourth quarter and full year 2015 Consolidated and Television and Entertainment segment operating results: Goodwill and other intangible asset impairment charge of $385 million. $381 million related to the impairment of goodwill at the cable reporting unit. $4 million related to the impairment of an FCC license at one of the Company’s television stations. Impairment charge of $74 million related to the write down of certain syndicated programming, which is included in the programming expense line item within operating expenses.

Television and Entertainment Segment
Operating Results

(USD thousands)

	Three months ended:		Variance		Year Ended:		Variance	
	December 31, 2015	December 28, 2014	$	%	December 31, 2015	December 28, 2014	$	%
Operating Revenues (1)	$ 464,013	$ 480,185	(16,172)	(3)%	$ 1,749,635	$ 1,725,641	23,994	1 %
Operating Expenses (1)								
Before impairment of goodwill and other intangible assets	444,465	334,159	110,306	33 %	1,539,590	1,388,210	151,380	11 %
Impairment of goodwill and other intangible assets	385,000	—	385,000	*	385,000	—	385,000	*
After impairment of goodwill and other intangible assets	829,465	334,159	495,306	*	1,924,590	1,388,210	536,380	39 %
Operating Profit (Loss) (1)								
Before impairment of goodwill and other intangible assets	19,548	334,159	(314,611)	(94)%	210,045	337,431	(127,386)	(38)%
Impairment of goodwill and other intangible assets	(385,000)	—	(385,000)	*	(385,000)	—	(385,000)	*
After impairment of goodwill and other intangible assets	(365,452)	146,026	(511,478)	*	(174,955)	337,431	(512,386)	*
Adjusted EBITDA (1) (2)	$ 151,184	$ 202,285	(51,101)	(25)%	$ 512,952	$ 615,315	(102,363)	(17)%
Adjusted EBITDA Margin	33%	42%			29%	36%		

* Represents positive or negative change equal to, or in excess of 100%

Tribune Media

(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

(2) See slide 24 for a reconciliation of Adjusted EBITDA to Operating (Loss) Income for the Television and Entertainment segment.

9

Television and Entertainment Segment

Revenues

(USD thousands)

	Three months ended: December 31, 2015	Three months ended: December 28, 2014	Variance $	Variance %	Year Ended: December 31, 2015	Year Ended: December 28, 2014	Variance $	Variance %
Advertising								
Core (Local/National)	$ 318,337	$ 310,284	8,053	3 %	$ 1,207,816	$ 1,186,525	21,291	2 %
Political	8,332	54,845	(46,513)	(85)%	19,893	90,236	(70,343)	(78)%
Digital	16,181	13,275	2,906	22 %	56,452	47,023	9,429	20 %
Other	3,694	3,647	47	1 %	16,152	15,850	302	2 %
Total Advertising	$ 346,544	$ 382,051	(35,507)	(9)%	$ 1,300,313	$ 1,339,634	(39,321)	(3)%
Retransmission Consent Fees	74,324	58,447	15,877	27 %	283,140	229,243	53,897	24 %
Carriage fees	22,676	14,395	8,281	58 %	85,344	57,137	28,207	49 %
Barter/ trade	9,443	9,257	186	2 %	38,243	41,267	(3,024)	(7)%
Copyright royalties	4,049	7,104	(3,055)	(43)%	15,367	27,161	(11,794)	(43)%
Other	6,977	8,931	(1,954)	(22)%	27,228	31,199	(3,971)	(13)%
Total operating revenues (1)	$ 464,013	$ 480,185	(16,172)	(3)%	$ 1,749,635	$ 1,725,641	23,994	1 %

(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

Tribune Media

10

Television and Entertainment Segment

Adjusted EBITDA & Broadcast Cash Flow

(USD thousands)

	Three months ended:		Variance		Year Ended:		Variance	
	December 31, 2015	December 28, 2014	$	%	December 31, 2015	December 28, 2014	$	%
Operating (Loss) Profit (1)	$ (365,452)	$ 146,026	*(511,478)*	*	$ (174,955)	$ 337,431	*(512,386)*	*
Depreciation	12,794	12,057	*737*	*6 %*	48,434	50,262	*(1,828)*	*(4)%*
Amortization	41,476	42,217	*(741)*	*(2)%*	165,936	197,054	*(31,118)*	*(16)%*
Stock-based compensation	3,225	2,063	*1,162*	*56 %*	12,377	8,800	*3,577*	*41 %*
Impairment of goodwill and other intangible assets	385,000	—	*385,000*	*	385,000	—	*385,000*	*
Impairment of broadcast rights	73,830	—	*73,830*	*	73,830	—	*73,830*	*
Severance and related charges	311	229	*82*	*36 %*	2,317	2,098	*219*	*10 %*
Transaction-related costs	—	(387)	*387*	*	—	1,894	*(1,894)*	*
Gain on sale of real estate	—	(103)	*103*	*	—	(103)	*103*	*
Contract termination costs	—	(646)	*646*	*	—	15,000	*(15,000)*	*
Other	—	829	*(829)*	*	13	2,755	*(2,742)*	*
Pension expense	—	—	—	*	—	124	*(124)*	*
Adjusted EBITDA (1)(2)	$ 151,184	$ 202,285	*(51,101)*	*(25)%*	$ 512,952	$ 615,315	*(102,363)*	*(17)%*
Broadcast rights - Amortization	$ 100,339	$ 65,624	*34,715*	*53 %*	$ 377,185	$ 268,797	*108,388*	*40 %*
Broadcast rights - Cash Payments	(79,956)	(76,130)	*(3,826)*	*5 %*	(390,199)	(321,335)	*(68,864)*	*21 %*
Broadcast Cash Flow (2)	$ 171,567	$ 191,779	*(20,212)*	*(11)%*	$ 499,938	$ 562,777	*(62,839)*	*(11)%*

* Represents positive or negative change equal to, or in excess of 100%

(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

(2) See Slide 24 for a reconciliation of Adjusted EBITDA and Broadcast Cash Flow to Operating (Loss) Profit for the Television and Entertainment segment.

Tribune Media

11

Digital and Data Segment Operating Results (USD thousands) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial. See Slide 25 for a reconciliation of Adjusted EBITDA to Operating Profit for the Digital and Data segment. Three months ended: Variance Year Ended: Variance December 31, 2015 December 28, 2014 $ % December 31, 2015 December 28, 2014 $ % Operating Revenues (1) $ 71,139 $ 60,200 10,939 18% $ 211,527 $ 168,926 42,601 25 % Operating Expenses (1) 56,107 45,909 10,198 22% 203,118 166,027 37,091 22 % Operating Profit (1) 15,032 14,291 741 5% 8,409 2,899 5,510 * Adjusted EBITDA (1) (2) $ 26,431 $ 24,177 2,254 9% $ 51,997 $ 38,072 13,925 37 % Adjusted EBITDA Margin 37% 40% 25% 23% * Represents positive or negative change equal to, or in excess of 100%

Digital and Data Segment
Revenues & Adjusted EBITDA

(USD thousands)

	Three months ended:		Variance		Year Ended:		Variance	
	December 31, 2015	December 28, 2014	$	%	December 31, 2015	December 28, 2014	$	%
Video and other	$ 32,307	$ 25,814	*6,493*	*25 %*	$ 118,576	$ 91,197	*27,379*	*30 %*
Music	38,832	34,386	*4,446*	*13 %*	92,951	77,729	*15,222*	*20 %*
Total Revenues (1)	$ 71,139	$ 60,200	*10,939*	*18 %*	$ 211,527	$ 168,926	*42,601*	*25 %*
Operating Profit (1)	$ 15,032	$ 14,291	*741*	*5 %*	$ 8,409	$ 2,899	*5,510*	*
Depreciation	2,856	1,987	*869*	*44 %*	9,738	7,744	*1,994*	*26 %*
Amortization	7,766	6,425	*1,341*	*21 %*	29,294	21,233	*8,061*	*38 %*
Stock-based compensation	588	262	*326*	*	2,239	1,641	*598*	*36 %*
Severance and related charges	97	1,212	*(1,115)*	*(92)%*	667	3,975	*(3,308)*	*(83)%*
Transaction-related costs	92	—	*92*	*	730	—	*730*	*
Other	—	—	—	*	920	580	*340*	*59 %*
Adjusted EBITDA (1)(2)	$ 26,431	$ 24,177	*2,254*	*9 %*	$ 51,997	$ 38,072	*13,925*	*37 %*

* Represents positive or negative change equal to, or in excess of 100%

Tribune Media

(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

(2) See Slide 25 for a reconciliation of Adjusted EBITDA to Operating Profit for the Digital and Data segment.

13

Corporate and Other (USD thousands) See Slide 26 for a reconciliation of Adjusted EBITDA to Corporate and Other Operating (Loss) Profit. Three months ended: Variance Year Ended: Variance December 31, 2015 December 28, 2014 $ % December 31, 2015 December 28, 2014 $ % Operating Revenues $ 12,453 $ 13,035 (582) (4)% $ 49,298 $ 54,792 (5,494) (10)% Operating Expenses 44,249 9,908 34,341 * 145,441 93,940 51,501 55 % Operating (Loss) Profit $ (31,796) $ 3 ,127 (34,923) * $ (96,143) $ (39,148) (56,995) * Depreciation $ 4,592 $ 3,901 691 18% $ 16,117 $ 12,181 3,936 32 % Stock - based compensation 4,551 3,463 1,088 31% 17,877 15,750 2,127 14 % Severa nce and related charges 1,697 43 1,654 * 2,959 536 2,423 * Transaction - related costs 1,956 2,957 (1,001) (34)% 8,045 13,790 (5,745) (42)% (Gain) loss on sales of real estate — (21,285) 21,285 * 97 (21,588) 21,685 * Other 6,644 (2) 6,646 * 6,664 3,642 3,022 83 % Pension credit (7,291) (7,661) 370 (5)% (29,166) (30,767) 1,601 (5)% Adjusted EBITDA (1) $ (19,647) $ (15,457) (4,190) 27% $ (73,550) $ (45,604) (27,946) 61% * Represents positive or negative change equal to, or in excess of 100%

Real Estate Property Overview – as of December 31, 2015 Segment Owned Leased Square Feet Acres Square Feet Television & Entertainment Office and studio buildings 1,252,143 -- 544,729 Antenna land -- 781 -- Digital & Data Office buildings and other 5,058 -- 286,173 Other Real Estate Corporate 104,797 -- 36,199 Leased to outside parties 4,334,639 -- -- Vacant: Available for lease or redevelopment or sale 1,501,735 -- --

Real Estate Premier Sale & Redevelopment Properties as of February 29, 2016 Property Location Sq.Ft Acres Redevelopment Status Current Occupancy Tribune Tower Chicago, IL 737K 3.2 Operating as an office tower; in market for disposition TPUB; TRCO; other 3rd parties Freedom Center North Chicago, IL 117K 7.0 JV partner selected Vacant Freedom Center South Chicago, IL 854K 30.4 Operating as an industrial site TPUB LA Times Square North Los Angeles, CA 834K 3.7 Operating as an office tower; in market for disposition TPUB; TRCO; other 3rd parties LA Times Square South Los Angeles, CA -- 2.7 Operating as a parking structure and surface lot 3rd party parking operator; other 3rd parties Olympic Plant Los Angeles, CA 626K 24.6 Active printing plant for LA Times; in market for disposition TPUB; 3rd party parking operator Costa Mesa Costa Mesa, CA 334K 25.1 JV partner selected; in market for disposition Other 3rd parties Ft. Lauderdale – Las Olas Way Ft. Lauderdale, FL -- 1.4 JV partner selected 3rd party parking operator Orlando Sentinel Site Orlando, FL 365K 18.8 Operating as office buildings and printing plant TPUB; other 3rd parties Premier properties represent up to 70% of portfolio’s value

Debt and Cash (USD thousands) In 2015, returned more than $1.1 billion to shareholders in 2015 through the company’s share repurchase program, recurring quarterly dividends and a special dividend paid in April 2015. Issued $1.1 billion of 5.875% Senior Unsecured Notes in June 2015 using gross proceeds to prepay and amend existing Term Loan. December 31, 2015 December 28, 2014 Cash and cash equivalents $ 262,644 $ 1,455,183 Debt: Term Loan Facility, due 2020 $ 2,360,155 $ 3,471,017 5.875% Senior Notes due 2022 1,100,000 — Dreamcatcher Credit Facility, due 2018 18,868 23,914 Other — 54 Total Debt $ 3,479,023 $ 3,494,985

2016 Guidance (1)

	2016 Guidance Range	Implied Y-o-Y Change
Consolidated Revenues	$2.25 billion to $2.28 billion	~12% to 13%
Consolidated Adjusted EBITDA	$615 million to $645 million	~25% to 31%
TV&E Segment Revenues	$1.975 billion to $2.000 billion	~13% to 14%
TV&E Segment Adjusted EBITDA	$640 million to $665 million	~25% to 30%
Digital & Data Segment Revenues	$225 million to $235 million	~6% to 11%
Digital & Data Adjusted EBITDA	$47 million to $50 million	~(10)% to (4)%
Real Estate Revenues	Approx. $49 million	flat
Real Estate Expenses	Approx. $26 million	flat
Corporate Expenses	$93 million to $95 million	~(2)% to (4)%
Corporate and Other Adjusted EBITDA	$(70) million to $(72) million	~(2)% to (5)%
Capital Expenditures	Approx. $127 million	n/a
Cash Taxes	$115 million to $125 million	n/a
Cash Interest	Approx. $160 million	n/a

Tribune Media

(1) Given the evaluation of strategic and financial alternatives referenced above, our actual results for 2016 may differ materially as the guidance above is based on our assets and operations as they exist today. See "Cautionary Statement Regarding Forward Looking Statements" on Slide 2.

18

Positioned to Capitalize on 2016 Political Races DELIVERING 44% U.S. COVERAGE

Non-GAAP Reconciliations

Consolidated Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited) (USD thousands) Three months ended: Year Ended: December 31, 2015 December 28, 2014 December 31, 2015 December 28, 2014 Revenues $ 547,605 $ 553,420 $ 2,010,460 $ 1,949,359 Net (Loss) Income $ (380,928) $ 314,676 $ (319,918) $ 476,663 (Loss) Income from discontinued operations, net of taxes — — — 13,552 (Loss) Income from Continuing Operations $ (380,928) $ 314,676 $ (319,918) $ 463,111 Income tax (benefit) expense (10,600) 216,098 22,323 278,699 Reorganization items, net 105 1,293 1,537 7,268 Other non - operating (gain) loss (5,623) 3,734 (8,140) 4,804 Gain on investment transactions, net (103) (371,783) (12,173) (372,485) Loss on extinguishment of debt — — 37,040 — Interest expense 42,315 39,051 164,430 157,866 Interest and dividend income (257) (687) (829) (1,368) Income on equity investments, net (27,125) (38,938) (146,959) (236,713) Operating (Loss) Profit $ (382,216) $ 163,444 $ (262,689) $ 301,182 Depreciation 20,242 17,945 74,289 70,187 Amortization 49,242 48,642 195,230 218,287 Stock - based compensation 8,364 5,788 32,493 26,191 Impairment of goodwill and other intangible assets 385,000 — 385,000 — Impairment of broadcast rights 73,830 — 73,830 — Severance and related charges 2,105 1,484 5,943 6,609 Transaction - related costs 2,048 2,570 8,775 15,684 (Gain) loss on sales of real estate — (21,388) 97 (21,691) Contract termination cost — (646) — 15,000 Other 6,644 827 7,597 6,977 Pension credit (7,291) (7,661) (29,166) (30,643) Adjusted EBITDA $ 157,968 $ 211,005 $ 491,399 $ 607,783

Consolidated Reconciliation of Diluted EPS to Adjusted EPS (unaudited) (USD thousands except per share data) Pre-tax After-tax EPS Pre-tax After-tax EPS Diluted EPS (4.07) $ 3.14 $ Reorganization items, net 105 $ 109 $ 1,293 $ 1,098 $ 0.01 Other non-operating (gain) loss (5,623) (3,431) (0.04) 3,734 2,269 0.02 Gain on investment transactions, net (103) (228) (371,783) (226,027) (2.26) Equity income - share of CareerBuilder goodwill impairment charge 16,054 9,761 0.10 - - - Impairment of goodwill and other intangible assets 385,000 383,432 4.10 - - - Impairment of broadcast rights 73,830 44,889 0.48 - - - Severance and related charges 2,105 1,280 0.01 1,484 902 0.01 Transaction-related costs 2,048 1,388 0.01 2,570 1,944 0.02 Gain on sales of real estate - - - (21,388) (13,004) (0.13) Contract termination costs - - - (646) (393) (0.00) Other 6,644 4,059 0.04 827 430 0.00 Adjusted EPS 0.63 $ 0.81 $ Three Months Ended December 31, 2015 December 28, 2014 (0.00) 0.00

Consolidated Reconciliation of Diluted EPS to Adjusted EPS (unaudited) (USD thousands except per share data) Pre-tax After-tax EPS Pre-tax After-tax EPS Diluted EPS (3.38) $ 4.75 $ Income from discontinued operations, net of taxes - (0.13) Reorganization items, net 1,537 $ 1,455 $ 0.02 7,268 $ 7,043 $ 0.07 Other non-operating (gain) loss (8,140) (4,966) (0.05) 4,804 2,920 0.03 Gain on investment transactions, net (12,173) (7,571) (0.08) (372,485) (226,471) (2.26) Equity income - gain from Classified Venture's sale of Apartments.com - - - (72,063) (43,814) (0.44) Equity income - share of CareerBuilder goodwill impairment charge 16,054 9,761 0.10 - - - Loss on extinguishment of debt 37,040 22,520 0.24 - - - Impairment of goodwill and other intangible assets 385,000 383,432 4.05 - - - Impairment of broadcast rights 73,830 44,889 0.47 - - - Severance and related charges 5,943 3,613 0.04 6,609 4,018 0.04 Transaction-related costs 8,775 6,310 0.07 15,684 11,612 0.12 (Gain) loss on sales of real estate 97 58 0.00 (21,691) (13,188) (0.13) Contract termination costs - - - 15,000 9,120 0.09 Other 7,597 4,638 0.05 6,977 4,245 0.04 Adjusted EPS 1.53 $ 2.18 $ Year Ended December 31, 2015 December 28, 2014

Television and Entertainment

Reconciliation of Operating (Loss) Profit to Adjusted EBITDA and Broadcast Cash Flow (unaudited)

(USD thousands)

	Three months ended:		Year Ended:	
	December 31, 2015	December 28, 2014	December 31, 2015	December 28, 2014
Operating (Loss) Profit (1)	$ (365,452)	$ 146,026	$ (174,955)	$ 337,431
Depreciation	12,794	12,057	48,434	50,262
Amortization	41,476	42,217	165,936	197,054
Stock-based compensation	3,225	2,063	12,377	8,800
Impairment of goodwill and other intangible assets	385,000	—	385,000	—
Impairment of broadcast rights	73,830	—	73,830	—
Severance and related charges	311	229	2,317	2,098
Transaction-related costs	—	(387)	—	1,894
Gain on sale of real estate	—	(103)	—	(103)
Contract termination costs	—	(646)	—	15,000
Other	—	829	13	2,755
Pension expense	—	—	—	124
Adjusted EBITDA (1)	$ 151,184	$ 202,285	$ 512,952	$ 615,315
Broadcast rights - Amortization	$ 100,339	$ 65,624	$ 377,185	$ 268,797
Broadcast rights - Cash Payments	(79,956)	(76,130)	(390,199)	(321,335)
Broadcast Cash Flow	$ 171,567	$ 191,779	$ 499,938	$ 562,777

Tribune Media

(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

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Digital and Data Reconciliation of Operating Profit to Adjusted EBITDA (unaudited) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial. (USD thousands) Three months ended: Year Ended: December 31, 2015 December 28, 2014 December 31, 2015 December 28, 2014 Operating Profit (1) $ 15,032 $ 14,291 $ 8,409 $ 2,899 Depreciation 2,856 1,987 9,738 7,744 Amortization 7,766 6,425 29,294 21,233 Stock - based compensation 588 262 2,239 1,641 Severance and related charges 97 1,212 667 3,975 Transaction - related costs 92 — 730 — Other — — 920 580 Adjusted EBITDA (1) $ 26,431 $ 24,177 $ 51,997 $ 38,072

Corporate and Other Reconciliation of Operating (Loss) Profit to Adjusted EBITDA (unaudited) (USD thousands) Three months ended: Year Ended: December 31, 2015 December 28, 2014 December 31, 2015 December 28, 2014 Operating (Loss) Profit $ (31,796) $ 3,127 $ (96,143) $ (39,148) Depreciation 4,592 3,901 16,117 12,181 Stock - based compensation 4,551 3,463 17,877 15,750 Severance and related charges 1,697 43 2,959 536 Transaction - related costs 1,956 2,957 8,045 13,790 (Gain) loss on sales of real estate — (21,285) 97 (21,588) Other 6,644 (2) 6,664 3,642 Pension credit (7,291) (7,661) (29,166) (30,767) Adjusted EBITDA $ (19,647) $ (15,457) $ (73,550) $ (45,6 04 )

Q4 and FY 2015 Performance Summary FEBRUARY 2016